EXECUTION COPY

FOURTH AMENDMENT

THIS FOURTH AMENDMENT (this "**Agreement**") is made as of January 8, 2009, by and among MRU Holdings, Inc., a Delaware corporation (the "**Company**"); Embark Corp., a Delaware corporation ("**Embark**"), Embark Online, Inc, a Delaware corporation ("**Embark Online**"), Goto College Holdings Inc., a Delaware corporation ("**Goto College**"), iempower, inc., a Delaware corporation ("**iempower**"), MRU Originations, Inc., a Delaware corporation ("**MRU Originations**"), and MRU Universal Guaranty Agency, Inc., a Delaware corporation ("**MRU Universal**"; Embark, Embark Online, Goto College, iempower, MRU Originations and MRU Universal, collectively, the "**Included Subsidiaries**"), each of which is a Subsidiary of the Company; Longview Marquis Master Fund, L.P., a British Virgin Islands limited partnership (including as successor to The Longview Fund, L.P., a California limited partnership, under the Purchase Agreement (as defined below), "**Buyer**"); and Viking Asset Management, LLC, a California limited liability company, in its capacity as collateral agent for the benefit of Buyer (together with its successors and assigns in such capacity, the "**Collateral Agent**"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement (as amended hereby) (as defined below) and, if not defined therein, in the Notes (as defined below) and, if not defined therein, then in the Security Agreement (as defined in the Purchase Agreement).

WITNESSETH:

WHEREAS, the Company and Buyer are party to that certain Securities Purchase Agreement, dated as of October 19, 2007 (as amended by the First Amendment, the Second Amendment and the Third Amendment (each, as defined below), and as may be further amended, restated, supplemented or otherwise modified and in effect from time to time, and together with that certain letter agreement dated June 9, 2008 between the Company and Buyer, the "**Purchase Agreement**"), pursuant to which the Company issued those certain senior secured notes, each dated October 19, 2007, in an aggregate original principal amount of $11,200,000 that are held by Buyer as of the date hereof (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as amended by the First Amendment, the Second Amendment and the Third Amendment, and as any of the same may be further amended, restated, supplemented or otherwise modified and in effect from time to time, collectively, the "**Notes**");

WHEREAS, the Company, the Included Subsidiaries and Buyer entered into that certain Waiver and First Amendment, dated as of September 12, 2008 (the "**First Amendment**"), pursuant to which, among other things, the parties amended subsection (ii)(D) of the definition of the term "Indebtedness" set forth in the Appendix to the Purchase Agreement and Buyer granted a limited waiver with respect to the breach by the Company of Section 5(g) of the Purchase Agreement and an Event of Default under Section 8(a)(ix) of each Note;

WHEREAS, the Company, the Included Subsidiaries and Buyer entered into that certain Second Amendment, dated as of October 17, 2008 (the "**Second Amendment**"), pursuant to which, among other things, the parties agreed to further amend subsection (ii)(D) of the

definition of the term "Indebtedness" set forth in the Appendix to the Purchase Agreement;

WHEREAS, subsequent to the Second Amendment, on each of November 3, 2008, November 10, 2008, November 12, 2008, November 13, 2008, November 15, 2008, November 17, 2008, November 18, 2008 and November 19, 2008, as disclosed in the Company's reports on Form 8-K, as filed with the SEC, Buyer agreed to extend the deadlines set forth in the Second Amendment for compliance with the Company's covenant with respect to Indebtedness as it relates to accounts payable, in each case subject to the terms and conditions set forth in the Second Amendment;

WHEREAS, the Company, the Included Subsidiaries and Buyer entered into that certain Third Amendment, dated as of November 20, 2008 (the "**Third Amendment**"), pursuant to which, among other things, the parties agreed to further amend subsection (ii)(D) of the definition of the term "Indebtedness" set forth in the Appendix to the Purchase Agreement;

WHEREAS, the parties desire to amend the Purchase Agreement as hereinafter set forth; and

NOW, THEREFORE, in consideration of the agreements, provisions and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned agrees as follows:

1. Amendment to the Purchase Agreement. Buyer hereby agrees with the Company that, as of the date first above written, as follows:

a. The Appendix to the Purchase Agreement is hereby amended by replacing the previously existing definition (and such previously existing definition is hereby deleted) of "**Accounts Payable Decrease Date**" with the following:

"**Accounts Payable Decrease Date**" shall mean January 21, 2009.

b. As amended hereby, the Purchase Agreement remains in full force and effect.

2. Amendment to the Security Agreement. Buyer and Collateral Agent hereby agree with the Included Subsidiaries that, as of the date first above written, as follows:

a. Section 2 of the Security Agreement is hereby amended by adding new clauses (j) and (k) at the end thereof to read as follows:

> (j) (i) Without the affirmative vote of such Debtor's Independent Director (as defined below), such Debtor shall not: institute proceedings for itself to be adjudicated bankrupt or insolvent; consent to the institution of a bankruptcy or insolvency proceeding against it; file a petition seeking, or consent to, reorganization or relief under any Bankruptcy Law; consent to the appointment of a receiver, liquidator, assignee, trustee, sequestration (or other similar official) for itself or a substantial part of its property; make any assignment for the benefit of creditors; admit in writing its inability to pay its debts

generally as they become due; or admit in writing its ability to pay its debts generally as they become due.

(ii) Without the affirmative vote of such Debtor's Independent Director, such Debtor shall not for itself (A) liquidate or dissolve, in whole or in part; or (B) amend any provisions of its certificate/articles of incorporation, by-laws, or other applicable charter documents containing provisions similar to those contained in this Section 2(j).

(iii) Such Debtor shall, on or prior to January 12, 2009, promptly elect and at all times maintain at least one independent director (such person, an "Independent Director") who (A) shall be reasonably satisfactory to the Collateral Agent, (B) shall have reasonable knowledge of and experience in the industry of such Debtor's business and (C) shall not be at the time of such individual's election as Independent Director, and shall not have been at any time during the preceding five (5) years, (I) an equity holder of, or an officer, director, partner, manager, employee or Affiliate of such Debtor or the Collateral Agent or any Noteholder or of any Related Party of such Debtor, Collateral Agent or Noteholder or its respective equity holders, members, partners, parents, subsidiaries or Affiliates or (II) a Related Party himself or herself.

(iv) Such Debtor shall, at all times during the service of such Independent Director, provide director's and officer's insurance coverage with respect to the Independent Director, which coverage shall be reasonably satisfactory to the Independent Director.

(k) Such Debtor shall file an articles/certificate of amendment to its articles/certificate of incorporation, in a form substantially similar to Exhibit A attached hereto, and deliver evidence reasonably acceptable to Collateral Agent of the filing and effectiveness of such articles/certificate of amendment on or prior to January 12, 2009.

b. As amended hereby, the Security Agreement remains in full force and effect.

3. Representations and Warranties of the Company. The Company represents and warrants to Buyer that:

a. Authorization; Enforcement; Validity. Each of the Company and the Included Subsidiaries is a duly organized and validly existing corporation and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Purchase Agreement (as amended hereby), the Security Agreement (as amended hereby) and the other Transaction Documents. The execution and delivery of this Agreement by the Company and the Included Subsidiaries (as applicable), and the consummation of the transactions contemplated hereby and thereby, by the Purchase Agreement (as amended hereby), by the Security Agreement (as amended hereby) and by the other Transaction Documents have been duly authorized by the respective boards of directors of the Company and the Included Subsidiaries, and no further consent or authorization is required by the Company, the Included Subsidiaries or their respective boards of directors or shareholders. This Agreement has been duly executed and delivered by the Company and each of the Included Subsidiaries, and each of this Agreement, the Purchase Agreement (as amended hereby), the Security Agreement (as

amended hereby) and the other Transaction Documents constitutes a valid and binding obligation of each of the Company (as applicable) and the Included Subsidiaries (as applicable), enforceable against each of the Company (as applicable) and the Included Subsidiaries (as applicable) in accordance with its terms.

b. No Conflicts. The execution and delivery of this Agreement by each of the Company (as applicable) and the Included Subsidiaries (as applicable), the performance by each of the Company (as applicable) and the Included Subsidiaries (as applicable) of their respective obligations hereunder, under the Purchase Agreement (as amended hereby), under the Security Agreement (as amended hereby) and under the other Transaction Documents, and the consummation by each of the Company and the Included Subsidiaries (as applicable) of the transactions contemplated hereby, by the Purchase Agreement (as amended hereby), by the Security Agreement (as amended hereby) and by the other Transaction Documents will not (i) result in a violation of the certificate of incorporation or the bylaws of the Company or the organizational documents of any Subsidiary; (ii) conflict with, or constitute a breach or default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any agreement, indenture or instrument to which the Company or any of the Subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of the Subsidiaries or by which any property or asset of the Company or any of the Subsidiaries is bound or affected. Neither the Company nor any of the Subsidiaries is required to obtain any consent, authorization or order of or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or contemplated by, this Agreement, the Purchase Agreement (as amended hereby), the Security Agreement (as amended hereby) or the other Transaction Documents, except as expressly contemplated hereby or thereby.

c. No Violation of Security Documents. Neither the Company nor any of the Included Subsidiaries has breached or violated any of the provisions of the Security Documents or taken any action that would impair, or otherwise adversely affect, the rights of Buyer or the Collateral Agent under the Security Documents or otherwise with respect to the Collateral.

d. No Event of Default. After giving effect to this Agreement, no Event of Default or event which, with notice or the lapse of time or both, would constitute an Event of Default, exists on the date hereof.

e. Accounts Payable; Cash on Hand. As of the date hereof, (i) the aggregate outstanding amount of the Accounts Payable of the Company and its Subsidiaries is more than $11,200,000 but less than $11,400,000, (ii) the aggregate amount of unrestricted and unencumbered cash on hand of the Company and its Subsidiaries (net of any payments out from the Company and its Subsidiaries in process) is greater than $8,800,000 but less than $9,000,000, and (iii) the aggregate amount of unrestricted and unencumbered cash on hand of Embark (net of any payments out from Embark in process) is greater than $6,500,000 but less than $6,700,000.

f. No Other Subsidiaries. Except as set forth on Schedule 3(a) to the Purchase Agreement, the Company does not have any Subsidiaries.

g. Equity Held by Included Subsidiaries. None of the Included Subsidiaries beneficially owns or otherwise holds any voting securities of, or other equity or similar interests in, any other Person, except that Goto College directly owns beneficially and of record all of the voting securities of, and equity interests in, each of Embark and Embark Online.

h. Accounts of the Included Subsidiaries. No Included Subsidiary, other than Embark, maintains any bank, brokerage or other similar accounts (each, an "**Account**"), and the only Account maintained by Embark, or in which Embark has any interest, is that certain account identified on the date hereof on Schedule VI to the Security Agreement (the "**Embark Account**"), which Embark Account includes all funds of Embark, including all funds received by Embark in connection with those certain Service Agreements entered into between Embark and certain institutions of higher education and other customers.

4. Representation and Warranties of Buyer. Buyer represents and warrants to the Company that (a) Buyer is a validly existing limited partnership and has the requisite limited partnership power and authority to enter into and perform its obligations under this Agreement, and (b) this Agreement has been duly and validly authorized, executed and delivered on behalf of Buyer and is a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

5. Acknowledgment of the Company and the Included Subsidiaries. The Company and each of the Included Subsidiaries hereby irrevocably and unconditionally acknowledge, affirm and covenant to Buyer that:

a. Buyer is not in default under any of the Transaction Documents and has not otherwise breached any obligations to the Company or any of the Subsidiaries; and

b. there are no offsets, counterclaims or defenses to the Liabilities (as defined in the Security Agreement (as amended hereby)) or Obligations (as defined in the Guaranty), including the liabilities and obligations of the Company under the Purchase Agreement (as amended hereby) and the other Transaction Documents, or to the rights, remedies or powers of Buyer in respect of any of the Liabilities or Obligations or any of the Transaction Documents, and the Company and each of the Included Subsidiaries agree not to interpose (and each does hereby waive and release) any such defense, set-off or counterclaim in any action brought by Buyer with respect thereto.

6. Disclosure. Prior to 3:00 p.m., New York City time, on the second Business Day following the date hereof, the Company shall file a current report on Form 8-K (the "**Amendment Form 8-K**") with the SEC, describing the terms of this Agreement, in the form required by the 1934 Act, and attaching as exhibit thereto this Agreement.

7. Limited Waiver. The parties hereto acknowledge and agree that (a) Section 3(a) of the First Amendment shall be null and void and of no force or effect if the aggregate outstanding amount of the Accounts Payable (as defined in the First Amendment) exceeds $12,000,000 at any time following the date hereof through (and including) the Accounts Payable

Decrease Date and (b) this Agreement shall be null and void and of no force or effect if any Included Subsidiary fails to appoint an Independent Director (as defined in the Security Agreement (as amended hereby)) or fails to satisfy its obligation under Section 2(k) of the Security Agreement (as amended hereby) by January 12, 2009 or otherwise violates or breaches either Section 2(j) or Section 2(k) of the Security Agreement (as amended hereby) at any time hereafter.

8. Avoidance of Doubt. The parties hereto hereby agree, for the avoidance of doubt, that the term "Liabilities" and "Obligations" as used in the Transaction Documents shall include all liabilities and obligations of the Company under this Agreement, under the Purchase Agreement (as amended hereby), under the Security Agreement (as amended hereby) and under the other Transaction Documents, and each of the parties hereto agrees not to take any contrary positions. The parties hereto hereby agree, for the avoidance of doubt, this Agreement constitutes a Transaction Document.

9. Expenses. In accordance with Section 4(i) of the Purchase Agreement, contemporaneously with the execution and delivery of this Agreement, the Company shall reimburse Buyer for all of its out-of-pocket fees, costs and expenses, including attorneys' fees and expenses, incurred in connection with the drafting, negotiation and execution of this Agreement. The parties hereto acknowledge that such amount is $2,000.

10. Reservation of Rights. The parties hereto hereby agree that any breach in any material respect by the Company or any of the Included Subsidiaries of any of their respective representations, warranties, covenants or other agreements contained herein shall constitute an "Event of Default" under each of the Notes. Buyer has not hereby waived (a) any breach, default or Event of Default that may be continuing under any of the Transaction Documents or (b) any of Buyer's rights or remedies arising from any such breach, default or Event of Default or otherwise available under the Transaction Documents or at law. Buyer expressly reserves all such rights and remedies.

11. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The successors and assigns of such entities shall include their respective receivers, trustees or debtors-in-possession.

12. Further Assurances. The Company hereby agrees from time to time, as and when requested by Buyer, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements, including secretary's certificates, and to take or cause to be taken such further or other action, as Buyer may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement, the Purchase Agreement (as amended hereby), the Security Agreement (as amended hereby) and the other Transaction Documents.

13. Rules of Construction. All words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and the use of the word "including" in this Agreement shall be by way of example rather than limitation. The language used in this Agreement will be

deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. Time is of the essence with respect to the performance by the Company and each of the Included Subsidiaries of each of their respective covenants and agreements herein set forth.

14. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

15. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a ".pdf" format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a ".pdf" format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

16. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

17. Merger. This Agreement, the Purchase Agreement (as amended hereby), the Security Agreement (as amended hereby) and the other Transaction Documents entered into on or prior to the date hereof represent the final agreement of each of the parties hereto with respect to the matters contained herein and may not be contradicted by evidence of prior or

contemporaneous agreements, or prior or subsequent oral agreements, among any of the parties hereto.

18. Reaffirmation. Each of the Company and the Included Subsidiaries as issuer, debtor, grantor, pledgor, mortgagor, guarantor or assignor, or in other any other similar capacity in which such Person grants Liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) acknowledges and agrees that it has reviewed this Agreement, (ii) ratifies and reaffirms all of its obligations, contingent or otherwise, under each of the Transaction Documents, including the Purchase Agreement (as amended hereby) and the Security Agreement (as amended hereby), to which it is a party (after giving effect hereto), and (iii) to the extent such Person granted Liens on or security interests in any of its property pursuant to any such Transaction Document as security for or otherwise guaranteed the Liabilities or Obligations under or with respect to the Transaction Documents, ratifies and reaffirms such guarantee and grant of security interests and Liens and confirms and agrees that such security interests and Liens hereafter secure all of the Liabilities and Obligations as amended hereby. Each of the Company and the Included Subsidiaries hereby consents to this Agreement and acknowledges that each of the Transaction Documents, including the Purchase Agreement (as amended hereby) and the Security Agreement (as amended hereby), remains in full force and effect and is hereby ratified and reaffirmed.

[Remainder of page intentionally left blank; Signature page follows]

IN WITNESS WHEREOF, this Fourth Amendment has been duly executed and delivered by each of the undersigned as of the date first above written.

COMPANY:

MRU HOLDINGS, INC.

By: ______________________
Name: Vishal Garg
Title: Co-President

INCLUDED SUBSIDIARIES:

EMBARK CORP.

By:
Name: Vishal Garg
Title: CEO

EMBARK ONLINE, INC.

By:
Name: Vishal Garg
Title: CEO

GOTO COLLEGE HOLDINGS INC.,

By:
Name: Vishal Garg
Title: President & Secretary

IEMPOWER, INC.

By:
Name: Vishal Garg
Title: President

MRU ORIGINATORS, INC.

By:
Name: Vishal Garg
Title: President & Secretary

MRU UNIVERSAL GUARANTY AGENCY, INC.

By:
Name: Vishal Garg
Title: President, Treasurer & Secretary

BUYER:

LONGVIEW MARQUIS MASTER FUND, L.P.

By: Summerline Asset Management, LLC
Its: Investment Advisor

By: [signature]
Name: Robert J. Brantman
Title: Co-Managing Member

COLLATERAL AGENT:

VIKING ASSET MANAGEMENT, L.L.C.

By: [signature]
Name: S. Michael Rudolph
Title: Chief Financial Officer

Exhibit A

FORM OF [ARTICLES][CERTIFICATE] OF AMENDMENT TO THE [ARTICLES][CERTIFICATE] OF INCORPORATION OF [_________]

[____________] (the "**Corporation**"), a corporation organized and existing pursuant to the provisions of the Delaware General Corporation Law (the "**Act**"), does hereby certify that:

1. In accordance with the provisions of Section ______________ of the Act, an amendment to the [Articles][Certificate] of Incorporation of the Corporation has been duly adopted by written consent of the [_________] of the Corporation.

2. The amendment inserts a new Article [__] to the Articles of Incorporation to read as follows:

[__].

"(a) Without the affirmative vote of its Independent Director (as defined below), the **[Corporation]** shall not: institute proceedings for itself to be adjudicated bankrupt or insolvent; consent to the institution of a bankruptcy or insolvency proceeding against it; file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; consent to the appointment of a receiver, liquidator, assignee, trustee, sequestration (or other similar official) for itself or a substantial part of its property; make any assignment for the benefit of creditors; admit in writing its inability to pay its debts generally as they become due; or admit in writing its ability to pay its debts generally as they become due;

(b) Without the affirmative vote of its Independent Director, the **[Corporation]** shall not for itself (A) liquidate or dissolve, in whole or in part; or (B) amend the **[by-laws][name other applicable charter document]** containing provisions similar to this Article [__] or amend this Article [__] of these **[Articles][Certificate]** of **[incorporation][formation]**;

(c) This **[Corporation]** shall promptly appoint and at all times maintain at least one independent director (an "Independent Director"), who (i) shall be reasonably satisfactory to Viking Asset Management, LLC, a California limited liability company, as collateral agent under that certain Security Agreement dated as of November 20, 2008 (the "Security Agreement"), or its successors and assigns in such capacity, (ii) shall have reasonable knowledge of and experience in the industry of this **[Corporation's]** businesses and (iii) shall not be at the time of such individual's appointment as Independent Director, and shall not have been at any time during the preceding five (5) years, (I) an equity holder of, or an officer, director, partner, manager, employee or affiliate of this

[Corporation] or the Collateral Agent or any Noteholder (as such terms are defined or used in the Security Agreement) or of any Related Party of this **[Corporation]** or the Collateral Agent or any Noteholder or its respective equity holders, members, partners, parents, subsidiaries or affiliates or (II) a Related Party himself or herself;

(d) This **[Corporation]** shall, at all times during the service of such Independent Director, provide director's and officer's insurance coverage with respect to the Independent Director, which coverage shall be reasonably satisfactory to the Independent Director.

(e) No action or vote of the Independent Director shall be required in connection with any other action of the **[Board of Directors]** other than the matters set forth in paragraphs (a) and (b) above. Such other matters will be decided by a majority of the **[Board of Directors]** (excluding the Independent Director) or by such other vote (excluding the Independent Director) as provided in this **[Articles][Certificate]** of **[incorporation][formation]** or this **[Corporation's By-Laws]**

For the purposes of this Article [__], (i) "Related Party" means a Person's or any of its subsidiary's officers, directors, persons who were officers or directors at any time during the previous two years, stockholders (other than any holder of less than 5% of the outstanding shares of such Person), or affiliates of such Person or any of its subsidiaries, or any individual related by blood, marriage or adoption to any such individual or any entity in which any such entity or individual owns a beneficial interest; and (ii) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a governmental entity or any other legal entity."

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, [_________] has caused these Articles of Amendment to be signed this __ day of January, 2009.

[______________________]

By: ______________________
Name:
Its: